UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2018

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)

(707) 766-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 1.01 Entry into Material Definitive Agreement.

On February 13, 2018, Calix, Inc. (the “Company”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”) with Silicon Valley Bank (“SVB”), pursuant to which the parties agreed to certain amendments and modifications to the terms of the Loan and Security Agreement between the parties dated August 7, 2017 (“Loan Agreement”). The First Amendment provides for a waiver by SVB of an event of default related to the Company’s failure to maintain an Adjusted Quick Ratio (as defined in the Loan Agreement) at the minimum level set forth in the Loan Agreement for the month ended November 30, 2017, and amends certain affirmative financial covenants of the Company, including reductions to the required minimum level of the Adjusted Quick Ratio and the inclusion of an additional financial covenant related to the maintenance of Adjusted EBITDA (as defined in the First Amendment).

The foregoing description of the First Amendment is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment that will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended December 31, 2017.

Item 2.02 Results of Operations and Financial Condition.

On February 13, 2018, the Company publicly disseminated a press release announcing financial results for the fourth quarter ended December 31, 2017. The foregoing description is qualified in its entirety by reference to the Company’s press release, dated February 13, 2018, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 12, 2018, Mr. Michael Flynn, a member of the Board of Directors (the “Board”) of the Company, notified the Company of his decision to retire from the Board effective as of the end of his current term, which continues until the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”).

Mr. Flynn’s retirement is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. In connection with Mr. Flynn’s retirement, the Board size will be reduced to nine (9) directors effective immediately following the end of Mr. Flynn’s current term at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 13, 2018 announcing financial results of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2018	CALIX, INC.

		By:	/s/ Cory Sindelar
Cory Sindelar
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 13, 2018 announcing financial results of the Company.

4